EXHIBIT 10.33.1


                             First Amendment to the
                              Bowater Incorporated
                          Long Term Cash Incentive Plan



         WHEREAS, Bowater Incorporated (the "Company") has adopted the Bowater Incorporated Long Term Cash Incentive Plan (the "Plan") effective as of January 1, 1994;

         WHEREAS, Section 12 of the Plan permits the Human Resources and Compensation Committee of the Board of Directors (the "HRCC") to amend the Plan;

         WHEREAS, the HRCC desires to amend the Plan to change the reference to salary grades fourteen (14) and above to salary grades thirty-one (31) and above to conform to the Company's revised salary administration program;

         NOW, THEREFORE, BE IT RESOLVED that:

         Effective January 1, 1996, the first sentence of Section 14 entitled "Participation" shall be amended and restated as follows:

         "Plan participation is extended to salary grades 31 and above and to selected Employees who, in the opinion of the CEO and the HRCC, have the ability to have a significant impact on the long term performance of the Corporation."

         IN WITNESS WHEREOF, the HRCC has caused this First Amendment to the Plan to be executed by a duly authorized officer of the Company on this 18 day of March, 1996.


                                      BOWATER INCORPORATED



                                      By:      /s/ Richard F. Frisch

                                      Name:   Richard F. Frisch

                                      Title:    Vice President - Human Resources


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